EXHIBIT 99.1
FOR IMMEDIATE RELEASE
QUALCOMM Contact:
John Gilbert
Vice President of Investor and Industry Analyst Relations
1-(858) 658-4813 (ph) 1-(858) 651-9303 (fax)
e-mail: ir@qualcomm.com
QUALCOMM Announces Record Second Quarter Fiscal 2007 Results
Revenues $2.22 Billion, Diluted EPS $0.43
Pro Forma Revenues $2.22 Billion, Diluted EPS $0.50
Financial Guidance Increased for Fiscal 2007
SAN DIEGO – April 25, 2007 – QUALCOMM Incorporated (NASDAQ: QCOM) today announced record results for the second quarter of fiscal 2007 ended April 1, 2007.
Total QUALCOMM (GAAP) Second Quarter Results
Total QUALCOMM results are reported in accordance with generally accepted accounting principles (GAAP).
•	Revenues: $2.22 billion, up 21 percent year-over-year and 10 percent sequentially.

•	Net income: $726 million, up 22 percent year-over-year and 12 percent sequentially.

•	Diluted earnings per share: $0.43, up 26 percent year-over-year and 13 percent sequentially.

•	Effective tax rate: 22 percent for the quarter. Fiscal 2007 estimated tax rate of approximately 21 percent.

•	Estimated share-based compensation: $84 million, net of tax, up 8 percent year-over-year and down 3 percent sequentially.

•	Operating cash flow: $991 million, up 11 percent year-over-year; 45 percent of revenues.

•	Return of capital to stockholders: $438 million, including $398 million, or $0.24 per share, of cash dividends paid (relating to dividends declared in the first and second quarters) and $40 million to repurchase 1.0 million shares of our common stock.
QUALCOMM Pro Forma Second Quarter Results
Pro forma results exclude the QUALCOMM Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax adjustments related to prior years and acquired in-process research and development (R&D) expense.
•	Revenues: $2.22 billion, up 21 percent year-over-year and 10 percent sequentially.

•	Net income: $838 million, up 19 percent year-over-year and 16 percent sequentially.

QUALCOMM Announces Second Quarter Fiscal 2007 Results

•	Diluted earnings per share: $0.50, up 22 percent year-over-year and 16 percent sequentially; excludes $0.01 loss per share attributable to the QSI segment, $0.05 loss per share attributable to estimated share-based compensation and $0.01 loss per share attributable to acquired in-process R&D.

•	Effective tax rate: 24 percent for the quarter and estimated for fiscal 2007.

•	Free cash flow: $1.09 billion, up 15 percent year-over-year; 49 percent of revenues. (Defined as net cash from operating activities less capital expenditures).
Detailed reconciliations between total QUALCOMM (GAAP) results and QUALCOMM pro forma results, and cash flow are included at the end of this news release. Prior period reconciliations are presented on our Investor Relations web page at www.qualcomm.com.
“We are pleased to report that the 3G CDMA-based market continues to grow at a rapid pace. Our results reflect strong year-over-year growth in CDMA2000® and WCDMA chipsets and handsets driving record revenue and earnings per share,” said Dr. Paul E. Jacobs, chief executive officer of QUALCOMM. “Based on our current outlook, thanks primarily to stronger than expected chipset demand across our product portfolio and higher CDMA2000 handset shipments, we are raising our fiscal 2007 revenue and earnings per share guidance.”
“Focused execution by QUALCOMM and its partners resulted in many exciting achievements this quarter. The MediaFLO™ USA service was commercially launched by Verizon Wireless and AT&T/Cingular announced their plan to launch services later this year. The GSM Association selected LG’s phone, powered by a QUALCOMM chipset, as the ‘3G for All’ winner to enable feature rich WCDMA handsets at lower prices. In addition, we announced the expansion of our single chip product line to include EV-DO Rev. A, providing a low cost mobile broadband solution. The innovation and competition enabled by our business model continues to provide manufacturers, operators and subscribers compelling devices, applications and services globally.”
Cash and Marketable Securities
QUALCOMM’s cash, cash equivalents and marketable securities totaled approximately $11.3 billion at the end of the second quarter of fiscal 2007, compared to $10.5 billion at the end of the first quarter of fiscal 2007 and $10.2 billion a year ago. During the second quarter of fiscal 2007, we

QUALCOMM Announces Second Quarter Fiscal 2007 Results

announced a 17 percent increase in our quarterly dividend from $0.12 to $0.14 per share. A cash dividend of $0.14 per share is payable on June 29, 2007 to stockholders of record at the close of business on June 1, 2007.
Estimated Share-Based Compensation
Total QUALCOMM (GAAP) net income for the second quarter of fiscal 2007 included estimated share-based compensation, net of tax, of $84 million, or $0.05 per share, compared to $78 million, or $0.05 per share in the prior year quarter.
Research and Development

		Estimated			Total
	QUALCOMM	Share-Based	In-Process		QUALCOMM
($ in millions)	Pro Forma	Compensation	R&D	QSI	(GAAP)
Second quarter fiscal 2007	$370	$58	$10	$16	$454
As a % of revenue	17%				20%
Second quarter fiscal 2006	$302	$52	$21	$15	$390
As a % of revenue	16%				21%
Year-over-year change ($)	23%	12%	(52%)	7%	16%
Pro forma R&D expenses increased 23 percent year-over-year, primarily due to additional engineering resources for the development of integrated circuit products and other initiatives to support low-cost phones, multimedia applications, high-speed wireless Internet access and multi-mode, multi-band, multi-network products and technologies. QSI R&D expenses are primarily related to MediaFLO USA.
Selling, General and Administrative

		Estimated		Total
	QUALCOMM	Share-Based		QUALCOMM
($ in millions)	Pro Forma	Compensation	QSI	(GAAP)
Second quarter fiscal 2007	$301	$59	$25	$385
As a % of revenue	14%			17%
Second quarter fiscal 2006	$188	$58	$17	$263
As a % of revenue	10%			14%
Year-over-year change ($)	60%	2%	47%	46%

QUALCOMM Announces Second Quarter Fiscal 2007 Results

Pro forma selling, general and administrative (SG&A) expenses increased 60 percent year-over-year, largely attributable to increases in legal fees, employee related expenses and bad debt expense. The year-over-year increase in QSI SG&A expenses is primarily related to MediaFLO USA.
Effective Income Tax Rate
Our fiscal 2007 effective income tax rate is estimated to be 21 percent for total QUALCOMM (GAAP), consistent with our prior estimate. The second quarter tax rate of 22 percent for total QUALCOMM (GAAP) is higher than the estimated annual effective income tax rate due primarily to $33 million of tax benefits recorded in the first quarter of fiscal 2007 related to the retroactive extension of the federal research and development tax credit. Our fiscal 2007 QUALCOMM pro forma effective income tax rate is estimated to be 24 percent, compared to our previous estimate of 25 percent. This decrease in our pro forma estimated annual rate is primarily due to an increase in forecasted earnings taxed at less than the United States federal tax rate.
QUALCOMM Strategic Initiatives
The QSI segment includes our strategic investments, including our MediaFLO USA subsidiary, and related income and expenses. Total QUALCOMM (GAAP) results for the second quarter of fiscal 2007 include $0.01 loss per share for the QSI segment. The second quarter of fiscal 2007 QSI results included $50 million in operating expenses, primarily related to MediaFLO USA.
Business Outlook
The following statements are forward-looking and actual results may differ materially. Please see “Note Regarding Forward-Looking Statements” at the end of this news release for a description of certain risk factors and QUALCOMM’s annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of risks. Due to their nature, certain income and expense items, such as realized investment gains or losses in QSI, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast. Accordingly, the Company excludes forecasts of such items from its business outlook, and actual results may vary materially from the business outlook if the Company incurs any such income or expense items. Estimated share-based compensation in future periods may vary materially from the business outlook as the methodology used to calculate this estimate is dependent on a variety of assumptions which are subject to market fluctuations and other factors.

QUALCOMM Announces Second Quarter Fiscal 2007 Results

The following table summarizes total QUALCOMM (GAAP) and QUALCOMM pro forma guidance for the third fiscal quarter and fiscal year 2007 based on the current business outlook. The pro forma business outlook provided below is presented consistent with the presentation of pro forma results provided elsewhere herein.
Our third quarter and fiscal 2007 guidance includes the anticipated positive impact to QTL revenue resulting from an arbitration decision in April 2007 in our favor against Ericsson and Sony Ericsson for underpaying royalties to us under the terms of the license agreement with us. Under the arbitration order, we will receive $30 million for subscriber unit sales from 2004 through the first quarter of calendar 2006. In addition, royalty payments from the first quarter of calendar 2006 to the present, and going forward, will be made in accordance with the arbitrators’ decision providing a positive impact on revenues and earnings.
We are engaged in multiple disputes with Nokia Corp. including litigation over Nokia’s obligation to pay royalties for the use of certain of our patents. As a result, under generally accepted accounting principles, we do not expect to be able to record royalty revenue attributable to Nokia’s sales starting in the fourth quarter of fiscal 2007 until an arbitrator (or court) awards damages or the disputes are otherwise resolved by agreement with Nokia. We had previously estimated the potential impact of non-payment of royalties from Nokia in the fourth quarter of fiscal 2007 for June quarter shipments to be approximately $0.04 to $0.06 diluted earnings per share. Our current estimate of royalties which we believe will be owed from Nokia in the fourth quarter of fiscal 2007 for June quarter shipments is approximately $0.04 to $0.05 diluted earnings per share, which we have excluded from our current fiscal 2007 guidance.

QUALCOMM Announces Second Quarter Fiscal 2007 Results

The following estimates are approximations and are based on the current business outlook:
Business Outlook Summary
THIRD FISCAL QUARTER

Current Guidance
	Q3’06	Q3’07
	Results	Estimates
QUALCOMM Pro Forma
Revenues	$1.95B	$2.2B-$2.3B
Year-over-year change		increase 13% - 18%
Diluted earnings per share (EPS)	$ 0.42	$0.50-$0.52
Year-over-year change		increase 19% - 24%

Total QUALCOMM (GAAP)
Revenues	$1.95B	$2.2B-$2.3B
Year-over-year change		increase 13% - 18%
Diluted earnings per share (EPS)	$ 0.37	$0.43-$0.45
Year-over-year change		increase 16% - 22%
Diluted EPS attributable to QSI	$ 0.00	($0.02)
Diluted EPS attributable to estimated share-based compensation	($0.05)	($0.05)

Metrics
MSM Shipments	approx. 55M	approx. 62M - 65M
CDMA/WCDMA handset units shipped	approx. 66M*	approx. 81M - 85M*
CDMA/WCDMA handset unit wholesale average selling price	approx. $213*	approx. $213*

*	Shipments in Mar. quarter, reported in June quarter
FISCAL YEAR

		Prior Guidance	Current Guidance
	FY 2006	FY 2007	FY 2007
	Results	Estimates (1)	Estimates (2)
QUALCOMM Pro Forma
Revenues	$7.53B	$8.1B-$8.6B	$8.4B-$8.7B
Year-over-year change		increase 8% - 14%	increase 12% - 16%
Diluted earnings per share (EPS)	$ 1.64	$1.72-$1.77	$1.84-$1.88
Year-over-year change		increase 5% - 8%	increase 12% - 15%

Total QUALCOMM (GAAP)
Revenues	$7.53B	$8.1B-$8.6B	$8.4B-$8.7B
Year-over-year change		increase 8% - 14%	increase 12% - 16%
Diluted earnings per share (EPS)	$ 1.44	$1.44-$1.49	$1.57-$1.61
Year-over-year change		even - increase 3%	increase 9% - 12%
Diluted EPS attributable to in-process R&D	($0.01)	n/a	($0.01)
Diluted EPS attributable to QSI	($0.02)	($0.10)	($0.09)
Diluted EPS attributable to estimated share-based compensation	($0.19)	($0.20)	($0.20)
Diluted EPS attributable to tax items related to prior years	$ 0.02	$ 0.02	$ 0.02

Metrics
Fiscal year* CDMA/WCDMA handset unit wholesale average selling price	approx. $215	approx. $210	approx. $208

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Handset Estimates

		Prior Guidance	Current Guidance
		Calendar 2007	Calendar 2007
CDMA/WCDMA handset unit shipments	Calendar 2006	Estimates	Estimates
March quarter	approx. 66M	not provided	approx. 81M - 85M
June quarter	approx. 70M	not provided	not provided
September quarter	approx. 76M	not provided	not provided
December quarter	approx. 91M	not provided	not provided

Calendar year range (approx.)	301M	368M - 388M	373M - 393M

	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	approx. 301M	approx. 378M	approx. 383M
CDMA units	approx. 200M	approx. 203M	approx. 208M
WCDMA units	approx. 101M	approx. 175M	approx. 175M

(1)	Prior FY 2007 estimates did not reflect the potential adverse impact on our results of Nokia not paying royalties in the fourth quarter of fiscal 2007 for June quarter shipments. Our prior estimate of such impact was approximately $0.04 to $0.06 diluted earnings per share.

(2)	Current FY 2007 estimates do not reflect the potential opportunity of Nokia paying royalties in the fourth quarter of fiscal 2007 for June quarter shipments. Our current estimate of such opportunity is approximately $0.04 to $0.05 diluted earnings per share.
Sums may not equal totals due to rounding.

QUALCOMM Announces Second Quarter Fiscal 2007 Results

Results of Business Segments
The following tables, which present segment information, have been adjusted to reflect the 2007 segment presentation (Note 1) (in millions, except per share data):
Second Quarter — Fiscal Year 2007

						Estimated			Total
				Reconciling	QUALCOMM Pro	Share-Based	In-process		QUALCOMM
Segments	QCT	QTL	QWI	Items (2)	Forma	Compensation (3)	R&D	QSI (4)	(GAAP)
Revenues	$1,259	$759	$198	$5	$2,221	$—	$—	$—	$2,221
Change from prior year	24%	19%	11%	N/M	21%				21%
Change from prior quarter	2%	27%	5%	N/M	10%				10%
EBT	$368	$636	$20	$82	$1,106	$(126)	$(10)	$(42)	$928
Change from prior year	26%	8%	25%	N/M	15%	5%	(52%)	17%	18%
Change from prior quarter	16%	28%	0%	N/M	16%	(3%)	N/M	(2%)	19%
Net income (loss)					$838	$(83)	$(9)	$(20)	$726
Change from prior year					19%	6%	(57%)	43%	22%
Change from prior quarter					16%	(3%)	N/M	(5%)	12%
Diluted EPS					$0.50	$(0.05)	$(0.01)	$(0.01)	$0.43
Change from prior year					22%	0%	0%	0%	26%
Change from prior quarter					16%	0%	N/M	0%	13%
Diluted shares used					1,693	1,693	1,693	1,693	1,693
First Quarter — Fiscal Year 2007

						Estimated			Total
				Reconciling	QUALCOMM Pro	Share-Based			QUALCOMM
Segments	QCT	QTL	QWI	Items (2)	Forma	Compensation (3)	Tax Items (5)	QSI (4)	(GAAP)
Revenues	$1,230	$600	$188	$1	$2,019	$—	$—	$—	$2,019
EBT	316	498	20	118	952	(130)	—	(43)	779
Net income (loss)					722	(86)	33	(21)	648
Diluted EPS					$0.43	$(0.05)	$0.02	$(0.01)	$0.38
Diluted shares used					1,685	1,685	1,685	1,685	1,685
Second Quarter — Fiscal Year 2006

						Estimated			Total
				Reconciling	QUALCOMM Pro	Share-Based	In-Process		QUALCOMM
Segments	QCT(1)*	QTL(1)*	QWI (1)*	Items (1)(2)*	Forma	Compensation (3)	R&D	QSI (4)	(GAAP)
Revenues	$1,018	$640	$178	$(2)	$1,834	$—	$—	$—	$1,834
EBT	291	587	16	68	962	(120)	(21)	(36)	785
Net income (loss)					706	(78)	(21)	(14)	593
Diluted EPS					$0.41	$(0.05)	$(0.01)	$(0.01)	$0.34
Diluted shares used					1,721	1,721	1,721	1,721	1,721
Third Quarter — Fiscal Year 2006

						Estimated		Total
				Reconciling	QUALCOMM Pro	Share-Based		QUALCOMM
Segments	QCT(1)*	QTL(1)*	QWI (1)*	Items (1)(2)*	Forma	Compensation (3)	QSI (4)	(GAAP)
Revenues	$1,133	$640	$178	$—	$1,951	$—	$—	$1,951
EBT	346	576	18	36	976	(126)	(26)	824
Net income (loss)					726	(83)	—	643
Diluted EPS					$0.42	$(0.05)	$—	$0.37
Diluted shares used					1,728	1,728	1,728	1,728
Twelve Months — Fiscal Year 2006

						Estimated				Total
				Reconciling	QUALCOMM Pro	Share-Based				QUALCOMM
Segments	QCT(1)*	QTL(1)*	QWI (1)*	Items (1)(2)*	Forma	Compensation (3)	Tax Items	In-Process R&D	QSI (4)	(GAAP)
Revenues	$4,332	$2,467	$731	$(4)	$7,526	$—	$—	$—	$—	$7,526
EBT	1,298	2,233	78	197	3,806	(495)	—	(22)	(133)	3,156
Net income (loss)					2,804	(320)	40	(22)	(32)	2,470
Diluted EPS					$1.64	$(0.19)	$0.02	$(0.01)	$(0.02)	$1.44
Diluted shares used					1,711	1,711	1,711	1,711	1,711	1,711
Six Months — Fiscal Year 2007

						Estimated				Total
				Reconciling	QUALCOMM Pro	Share-Based				QUALCOMM
Segments	QCT	QTL	QWI	Items (2)	Forma	Compensation (3)	Tax Items (5)	In-Process R&D	QSI (4)	(GAAP)
Revenues	$2,490	$1,359	$387	$4	$4,240	$—	$—	$—	$—	$4,240
Change from prior year	21%	17%	8%	N/M	19%					19%
EBT	$684	$1,134	$40	$200	$2,058	$(257)	$—	$(10)	$(85)	$1,706
Change from prior year	9%	6%	21%	N/M	10%	6%		(52%)	1%	12%
Net income (loss)					$1,560	$(169)	$33	$(9)	$(42)	$1,373
Change from prior year					14%	6%	(41%)	(57%)	20%	13%
Diluted EPS					$0.92	$(0.10)	$0.02	$(0.01)	$(0.02)	$0.81
Change from prior year					15%	11%	(33%)	0%	0%	14%
Diluted shares used					1,689	1,689	1,689	1,689	1,689	1,689
Six Months — Fiscal Year 2006

						Estimated				Total
				Reconciling	QUALCOMM	Share-Based		In-Process		QUALCOMM
Segments	QCT(1)*	QTL(1)*	QWI(1)*	Items (1)(2)*	Pro Forma	Compensation (3)	Tax Items	R&D	QSI (4)	(GAAP)
Revenues	$2,051	$1,165	$357	$2	$3,575	$—	$—	$—	$—	$3,575
EBT	629	1,066	33	140	1,868	(242)	—	(21)	(84)	1,521
Net income					1,373	(160)	56	(21)	(35)	1,213
Diluted EPS					$0.80	$(0.09)	$0.03	$(0.01)	$(0.02)	$0.71
Diluted shares used					1,711	1,711	1,711	1,711	1,711	1,711

QUALCOMM Announces Second Quarter Fiscal 2007 Results

(1)	During the first quarter of fiscal 2007, the Company reassessed the intersegment royalty charged to QCT by QTL and determined that the royalty should be eliminated starting in fiscal 2007 for management reporting purposes. As a result, QCT did not record a royalty to QTL in the first six months of fiscal 2007. The Company also reorganized the QUALCOMM Wireless Systems (QWS) division into the QWBS division within the QWI segment. Revenues and operating results relating to QWS were included in reconciling items through the end of fiscal 2006. Prior period segment information has been adjusted to conform to the new segment presentation.

(2)	Reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of certain investment income, research and development expenses and marketing expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intercompany profit.

(3)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to the Company’s segments as such costs are not considered relevant by management in evaluating segment performance.

(4)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma, the tax adjustment column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total QUALCOMM (GAAP).

(5)	During the first quarter of fiscal 2007, the federal R&D tax credit that expired on December 31, 2005 was extended by Congress for a period of two years beyond the prior expiration date. The Company recorded a tax benefit of $33 million, or $0.02 diluted earnings per share, related to fiscal 2006 in the first quarter of fiscal 2007 due to this retroactive extension. The effective tax rate for the first quarter of fiscal 2007 for total QUALCOMM (GAAP) was 17% primarily as a result of this benefit. The first quarter fiscal 2007 QUALCOMM pro forma results exclude this tax benefit attributable to 2006.

N/M – Not Meaningful

Sums may not equal totals due to rounding.

*As adjusted to conform to 2007 segment presentation
Conference Call
QUALCOMM’s second quarter fiscal 2007 earnings conference call will be broadcast live on April 25, 2007 beginning at 1:45 p.m. Pacific Daylight Time (PDT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on April 25, 2007 beginning at approximately 5:30 p.m. (PDT) through June 25, 2007 at 9:00 p.m. (PDT). To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 1486859. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.
Editor’s Note: If you would like to view the web slides that accompany this earnings release and conference call, please view the QUALCOMM Investor Relations website at http://investor.qualcomm.com/results.cfm .

QUALCOMM Announces Second Quarter Fiscal 2007 Results

QUALCOMM Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., QUALCOMM is included in the S&P 500 Index and is a 2006 FORTUNE 500® company traded on The Nasdaq Stock Market® under the ticker symbol QCOM.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis, (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QUALCOMM CDMA Technologies, QUALCOMM Technology Licensing and QUALCOMM Wireless & Internet segments, and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income, net investment income, income before income taxes, effective tax rate, net income, diluted earnings per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by eliminating the episodic impact of strategic investments in QSI and items such as acquired in-process R&D, as well as the inherent, non-operational volatility of share-based compensation. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
Pro forma information used by management excludes the QUALCOMM Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax adjustments related to prior years and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Estimated share-based compensation, other than amounts related to share-based awards granted under the executive bonus program, is excluded because management views the valuation of options and other share-based compensation as theoretical and unrelated to the Company’s

QUALCOMM Announces Second Quarter Fiscal 2007 Results

operational performance as the share-based compensation is affected by factors that are subject to change on each grant date, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Moreover, it is not an expense that requires or will require cash payment by the Company. Certain tax adjustments related to prior years are excluded in order to provide a clearer understanding of the Company’s ongoing tax rate and after tax earnings. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, pro forma is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total QUALCOMM (GAAP) results and QUALCOMM pro forma results and total QUALCOMM (GAAP) cash flow and QUALCOMM pro forma cash flow are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of development, deployment and commercial acceptance of CDMA-based networks and CDMA-based technology, including CDMA2000 1X, 1xEV-DO, WCDMA and HSDPA both domestically and internationally; our dependence on major customers and licensees; attacks on our licensing business model, including results of current and future litigation

QUALCOMM Announces Second Quarter Fiscal 2007 Results

and arbitration proceedings as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith; fluctuations in the demand for CDMA-based products, services or applications; foreign currency fluctuations; strategic loans, investments and transactions the Company has or may pursue; our dependence on third party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; the development, deployment and commercial acceptance of the MediaFLO USA network and FLO™ technology; as well as the other risks detailed from time-to-time in the Company’s SEC reports.
###
© 2007 QUALCOMM Incorporated. All rights reserved. QUALCOMM is a registered trademark of QUALCOMM Incorporated. CDMA2000® is a registered trademark of the Telecommunications Industry Association. All other trademarks are the property of their respective owners.

QUALCOMM Announces Second Quarter Fiscal 2007 Results

QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM (GAAP) RESULTS
(In millions, except per share data)
(Unaudited)

	Three Months Ended April 1, 2007
			Estimated			Total
	QUALCOMM		Share-Based	In-Process		QUALCOMM
	Pro Forma		Compensation (a)	R&D	QSI	(GAAP)
Revenues:
Equipment and services	$1,370		$—	$—	$—	$1,370
Licensing and royalty fees	851		—	—	—	851

Total revenues	2,221		—	—	—	2,221

Operating expenses:
Cost of equipment and services revenues	616		9	—	9	634
Research and development	370		58	10	16	454
Selling, general and administrative	301		59	—	25	385

Total operating expenses	1,287		126	10	50	1,473

Operating income (loss)	934		(126)	(10)	(50)	748

Investment income, net	172	(b)	—	—	8 (c)	180

Income (loss) before income taxes	1,106		(126)	(10)	(42)	928
Income tax (expense) benefit	(268	)(d)	43	1	22 (e)	(202	)(d)

Net income (loss)	$838		$(83)	$(9)	$(20)	$726

Earnings (loss) per common share:
Diluted	$0.50		$(0.05)	$(0.01)	$(0.01)	$0.43

Shares used in per share calculations:
Diluted	1,693		1,693	1,693	1,693	1,693

Supplemental Financial Data:
Operating Cash Flow	$1,159		$(87) (g)	$(10)	$(71)	$991
Operating Cash Flow as a % of Revenues	52%					45%
Free Cash Flow (f)	$1,087		$(87) (g)	$(10)	$(91)	$899
Free Cash Flow as a % of Revenues	49%					40%

(a)	Estimated share-based compensation presented above and excluded from pro forma results does not include $1 million, net of tax, related to share-based awards granted under the executive bonus program.

(b)	Includes $125 million in interest and dividend income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, and $49 million in net realized gains on investments, partially offset by $1 million in other-than-temporary losses on investments and $1 million in interest expense.

(c)	Includes $6 million in net realized gains on investments and $3 million in interest and dividend income, partially offset by $1 million in interest expense.

(d)	The second quarter of fiscal 2007 tax rates are approximately 22% for total QUALCOMM (GAAP) and approximately 24% for QUALCOMM pro forma.

(e)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, will equal the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total QUALCOMM (GAAP).

(f)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Total QUALCOMM Net Cash Provided by Operating Activities for the three months ended April 1, 2007, included herein.

(g)	Incremental tax benefits from stock options exercised during the period.

QUALCOMM Announces Second Quarter Fiscal 2007 Results

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM (GAAP) RESULTS
(In millions, except per share data)
(Unaudited)

	Six Months Ended April 1, 2007
		Estimated				Total
	QUALCOMM	Share-Based	Tax	In-Process		QUALCOMM
	Pro Forma	Compensation (a)	Adjustment	R&D	QSI	(GAAP)
Revenues:
Equipment and services	$2,712	$—	$—	$—	$—	$2,712
Licensing and royalty fees	1,528	—	—	—	—	1,528

	4,240	—	—	—	—	4,240

Operating expenses:
Cost of equipment and services revenues	1,239	20	—	—	9	1,268
Research and development	737	115	—	10	33	895
Selling, general and administrative	582	122	—	—	50	754

Total operating expenses	2,558	257	—	10	92	2,917

Operating income (loss)	1,682	(257)	—	(10)	(92)	1,323

Investment income (expense), net	376 (b)	—	—	—	7 (c)	383

Income (loss) before income taxes	2,058	(257)	—	(10)	(85)	1,706
Income tax (expense) benefit	(498)	88	33	1	43 (e)	(333) (d)

Net income (loss)	$1,560	$(169)	$33	$(9)	$(42)	$1,373

Earnings (loss) per common share:
Diluted	$0.92	$(0.10)	$0.02	$(0.01)	$(0.02)	$0.81

Shares used in per share calculations:
Diluted	1,689	1,689	1,689	1,689	1,689	1,689

Supplemental Financial Data:
Operating Cash Flow	$1,994	$(119) (g)	$—	$(10)	$(85)	$1,780
Operating Cash Flow as a % of Revenue	47%					42%
Free Cash Flow (f)	$1,633	$(119) (g)	$—	$(10)	$(138)	$1,366
Free Cash Flow as a % of Revenue	39%					32%

(a)	Estimated share-based compensation presented above and excluded from pro forma results does not include $1 million, net of tax, related to share-based awards granted under the executive bonus program.

(b)	Includes $266 million in interest and dividend income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, $112 million in net realized gains on investments, partially offset by $1 million in other-than-temporary losses on investments and $1 million in interest expense.

(c)	Includes $7 million in net realized gains on investments and $4 million in interest and dividend income, partially offset by $2 million in interest expense, $1 million in other-than-temporary losses on investments and $1 million in losses on derivatives.

(d)	The tax rate of 20% for the first six months of fiscal 2007 for total QUALCOMM (GAAP) is lower than the estimated annual effective tax rate of 22% due primarily to $33 million of tax benefits recorded in the first quarter related to the retroactive extension of the federal research and development tax credit.

(e)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, will equal the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for QUALCOMM pro forma, the tax adjustment column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total QUALCOMM (GAAP).

(f)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Total QUALCOMM Net Cash Provided by Operating Activities for the six months ended April 1, 2007, included herein.

(g)	Incremental tax benefits from stock options exercised during the period.

QUALCOMM Announces Second Quarter Fiscal 2007 Results

QUALCOMM Incorporated
RECONCILIATION OF PRO FORMA FREE CASH FLOWS TO
TOTAL QUALCOMM (GAAP) NET CASH PROVIDED BY OPERATING ACTIVITIES
AND OTHER SUPPLEMENTAL DISCLOSURES
(In millions)
(Unaudited)

	Three Months Ended April 1, 2007
		Estimated				Total
	QUALCOMM	Share-Based		In-Process		QUALCOMM
	Pro Forma	Compensation		R&D	QSI	(GAAP)
Net cash provided (used) by operating activities	$1,159	$(87	)(a)	$(10)	$(71)	$991
Less: capital expenditures	(72)	—		—	(20)	(92)

Free cash flow	$1,087	$(87)		$(10)	$(91)	$899

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$7	$—		$—	$(7)	$—
Cash transfers to QSI (2)	(99)	—		—	99	—

Net cash transfers	$(92)	$—		$—	$92	$—

	Six Months Ended April 1, 2007
		Estimated				Total
	QUALCOMM	Share-Based		In-Process		QUALCOMM
	Pro Forma	Compensation		R&D	QSI	(GAAP)
Net cash provided (used) by operating activities	$1,994	$(119	)(a)	$(10)	$(85)	$1,780
Less: capital expenditures	(361)	—		—	(53)	(414)

Free cash flow	$1,633	$(119)		$(10)	$(138)	$1,366

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$13	$—		$—	$(13)	$—
Cash transfers to QSI (2)	(194)	—		—	194	—

Net cash transfers	$(181)	$—		$—	$181	$—

(1)	Cash from loan payments and sale of equity securities.

(2)	Funding for strategic debt and equity investments and other QSI operating expenses.

	Three Months Ended March 26, 2006
		Estimated				Total
	QUALCOMM	Share-Based		In-Process		QUALCOMM
	Pro Forma	Compensation		R&D	QSI	(GAAP)
Net cash provided (used) by operating activities	$1,072	$(172	)(a)	$—	$(11)	$889
Less: capital expenditures	(125)	—		—	(36)	(161)

Free cash flow	$947	$(172)		$—	$(47)	$728

	Six Months Ended March 26, 2006
		Estimated				Total
	QUALCOMM	Share-Based		In-Process		QUALCOMM
	Pro Forma	Compensation		R&D	QSI	(GAAP)
Net cash provided (used) by operating activities	$1,785	$(273	)(a)	$—	$(27)	$1,485
Less: capital expenditures	(307)	—		—	(67)	(374)

Free cash flow	$1,478	$(273)		$—	$(94)	$1,111

(a)	Incremental tax benefits from stock options exercised during the period.

QUALCOMM Announces Second Quarter Fiscal 2007 Results

QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	April 1,	September 24,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$3,353	$1,607
Marketable securities	3,198	4,114
Accounts receivable, net	714	700
Inventories	347	250
Deferred tax assets	232	235
Other current assets	234	143

Total current assets	8,078	7,049
Marketable securities	4,751	4,228
Property, plant and equipment, net	1,582	1,482
Goodwill	1,320	1,230
Deferred tax assets	486	512
Other assets	1,037	707

Total assets	$17,254	$15,208

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$566	$420
Payroll and other benefits related liabilities	240	273
Unearned revenue	289	197
Income taxes payable	298	137
Other current liabilities	433	395

Total current liabilities	1,826	1,422
Unearned revenue	151	141
Other liabilities	247	239

Total liabilities	2,224	1,802

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at April 1, 2007 and September 24, 2006	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,665 and 1,652 shares issued and outstanding at April 1, 2007 and September 24, 2006, respectively	—	—
Paid-in capital	7,758	7,242
Retained earnings	7,075	6,100
Accumulated other comprehensive income	197	64

Total stockholders’ equity	15,030	13,406

Total liabilities and stockholders’ equity	$17,254	$15,208

QUALCOMM Announces Second Quarter Fiscal 2007 Results

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 1,	March 26,	April 1,	March 26,
	2007	2006	2007	2006
Revenues:
Equipment and services	$1,370	$1,122	$2,712	$2,271
Licensing and royalty fees	851	712	1,528	1,304

Total revenues	2,221	1,834	4,240	3,575

Operating expenses:
Cost of equipment and services revenues	634	521	1,268	1,037
Research and development	454	390	895	731
Selling, general and administrative	385	263	754	502

Total operating expenses	1,473	1,174	2,917	2,270

Operating income	748	660	1,323	1,305

Investment income, net	180	125	383	216

Income before income taxes	928	785	1,706	1,521
Income tax expense	(202)	(192)	(333)	(308)

Net income	$726	$593	$1,373	$1,213

Basic earnings per common share	$0.44	$0.36	$0.83	$0.73

Diluted earnings per common share	$0.43	$0.34	$0.81	$0.71

Shares used in per share calculations:
Basic	1,659	1,664	1,656	1,655

Diluted	1,693	1,721	1,689	1,711

Dividends per share paid	$0.24	$0.18	$0.24	$0.18

Dividends per share announced	$0.12	$0.09	$0.24	$0.18

QUALCOMM Announces Second Quarter Fiscal 2007 Results

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 1,	March 26,	April 1,	March 26,
	2007	2006	2007	2006
Operating Activities:
Net income	$726	$593	$1,373	$1,213
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93	63	184	121
Non-cash portion of share-based compensation expense	127	120	257	242
Incremental tax benefits from stock options exercised	(87)	(172)	(119)	(273)
Net realized gains on marketable securities and other investments	(55)	(40)	(119)	(60)
Non-cash income tax expense	131	116	229	220
Other items, net	2	22	8	26
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(8)	157	(17)	(14)
Inventories	(17)	(21)	(98)	(39)
Other assets	(57)	5	(155)	21
Trade accounts payable	87	19	134	106
Payroll, benefits and other liabilities	7	21	1	(65)
Unearned revenue	42	6	102	(13)

Net cash provided by operating activities	991	889	1,780	1,485

Investing Activities:
Capital expenditures	(92)	(161)	(414)	(374)
Purchases of available-for-sale securities	(1,908)	(2,744)	(3,581)	(6,062)
Proceeds from sale of available-for-sale securities	1,909	2,283	4,345	4,443
Other investments and acquisitions, net of cash acquired	(7)	(264)	(227)	(270)
Other items, net	3	41	1	45

Net cash (used) provided by investing activities	(95)	(845)	124	(2,218)

Financing Activities:
Proceeds from issuance of common stock	158	287	255	468
Incremental tax benefits from stock options exercised	87	172	119	273
Dividends paid	(398)	(298)	(398)	(298)
Repurchase and retirement of common stock	(40)	—	(136)	—

Net cash (used) provided by financing activities	(193)	161	(160)	443

Effect of exchange rate changes on cash	1	(3)	2	(1)

Net increase (decrease) in cash and cash equivalents	704	202	1,746	(291)
Cash and cash equivalents at beginning of period	2,649	1,577	1,607	2,070

Cash and cash equivalents at end of period	$3,353	$1,779	$3,353	$1,779